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                                                                   Exhibit 10(d)

                              EMPLOYMENT AGREEMENT
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        THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into this 3rd day of April, 1996, by and between MOBILE CONSULTANTS, INC. ("MCI"), an Ohio corporation and subsidiary of FirstFederal Financial Services Corp (the "Company"), and RONALD A. JAMES, JR., (the "Executive"), effective for all purposes and in all respects at the Closing as such term is defined in the Agreement of Merger and Plan of Reorganization dated February 26, 1996, by and between the Company, Holding Acquisition Corp., MCI, and Executive (the "Merger Agreement").

        WHEREAS, prior to Closing, Executive was President and a member of the Board of Directors of MCI in addition to being the sole shareholder of MCI;

        WHEREAS, pursuant to the Merger Agreement, Company is acquiring all of the issued and outstanding capital stock of MCI;

        WHEREAS, Executive has unique talents and experience which are of value to MCI;

        WHEREAS, MCI desires to employ Executive in the capacity of President of MCI on and after the Closing on the terms and conditions set forth herein;

        WHEREAS, Executive desires to be employed by MCI in the aforesaid capacity; and

        WHEREAS, Executive and MCI desire to set forth in writing the terms and conditions of their agreements and understandings.

        NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, agree as follows:

        1. TERM. The term of this Agreement shall be a period of three (3) years commencing on the Closing Date (the "Commencement Date"), subject to earlier termination as provided herein. Beginning on the third anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year, PROVIDED THAT neither the Executive nor MCI has given notice to the other in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended further. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

        2. EMPLOYMENT. The Executive is employed as the President of MCI. As President, Executive shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, including but not limited to such duties and






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responsibilities Executive performed prior to the Closing Date, establish operating policies of MCI (subject to the reasonable review by MCI's Board of Directors), and shall have such other powers and duties of an officer of MCI as the Board of Directors may prescribe from time to time. The Executive shall continue to devote his best efforts and substantially all his business time and attention to the business and affairs of MCI. During the Executive's employment with MCI, the Executive shall not engage in any activity which conflicts or interferes with the performance of the duties hereunder or usurps the business interest, existing or potential, of MCI. It is the intent of the Company that management issues and operational issues arising in the ordinary course of MCI's business be addressed, and solutions implemented, by MCI's officers; and that policy issues and strategic planning be addressed by MCI's Board of Directors. So long as executive is employed as President, he shall be permitted to designate for nomination and election a majority of the Board of Directors of MCI, which majority will be endorsed and approved by MCI and FirstFederal Financial Services Corp.

        3. COMPENSATION.

        (a) SALARY. MCI agrees to pay the Executive during the term of this Agreement an annual base salary of One Hundred Thousand Dollars ($100,000.00). The base salary shall be paid in accordance with MCI's standard pay practices and shall be subject to all local, state, and federal withholding requirements. The base salary may be raised from time to time within the sound discretion of the Board of Directors.

        (b) DISCRETIONARY BONUSES. The Executive shall be entitled to participate in an equitable manner with all other executive officers of MCI in discretionary bonuses as authorized and declared by the Board of Directors to its executives subject to such terms and conditions set forth in the Management Incentive Compensation Plan.

        (c) EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Company and MCI, PROVIDED THAT the Executive properly accounts for such expenses in accordance with such policies and procedures.

        (d) NONCOMPETITION PAYMENT. In partial consideration for the issuance of Shares, issuance of the FirstFederal Note, and payment of Cash pursuant to the Merger Agreement, the Executive agrees to the noncompetition provisions set forth in Section 7 hereof.

        4. BENEFITS.

        (a) PARTICIPATION IN RETIREMENT AND EXECUTIVE BENEFIT PLANS. The Executive shall be entitled to participate in all plans relating to stock options, pension, thrift, profit-sharing, group life insurance, medical and dental coverage, education, and other retirement or employee benefits or combinations thereof ("Plans") that are now or hereafter maintained for the benefit of MCI's


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executive employees or its employees generally, provided that the Executive meets all eligibility requirements of such Plans.

        (b) FRINGE BENEFITS. The Executive shall be eligible to participate in, and receive benefits under, any other fringe benefit plans which are or may become applicable to MCI's executive officers.

        5. VACATIONS; LEAVE. The Executive shall be entitled to annual paid vacation in accordance with the policies established by MCI's Board of Directors for executive employees and to voluntary leave of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors of MCI may determine in its discretion.

        6. TERMINATION OF EMPLOYMENT.

        (a) INVOLUNTARY TERMINATION. The Board of Directors may terminate the Executive's employment at any time, but, except in the case of Termination for Cause, termination of employment shall not prejudice the Executive's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination, MCI shall pay to the Executive during the remaining term of this Agreement, his salary at the rate in effect immediately prior to the Date of Termination, payable in such manner and at such times as such salary would have been payable to the Executive under Section 1 if the Executive had continued to be employed by MCI.

        (b) TERMINATION FOR CAUSE. In the event of Termination for Cause, MCI shall pay the Executive his salary through the Date of Termination, and MCI shall have no further obligation to the Executive under this Agreement.

        (c) DEATH; DISABILITY. In the event of the death of the Executive while employed under this Agreement and prior to any termination of employment, the Executive's estate, or such person as the Executive may have previously designated in writing, shall be entitled to receive from MCI the salary of the Executive through the last day of the calendar month in which the Executive died. If the Executive becomes disabled as defined in MCI's then current disability plan or if the Executive is otherwise unable to serve as President, the Executive shall be entitled to receive group and other disability income benefits of the type then provided by MCI for executive officers.

        7. NONCOMPETITION.

        (a) Executive covenants and agrees that;

                (i) Executive shall not, in the United States of America, directly or indirectly, for a period commencing on the closing Date and terminating on the date three years if Executive is Terminated for Cause or voluntarily terminates his employment or two years if Executive is involuntarily terminated following the Date of Termination (the "Restricted Period"), for whatever reason, directly or indirectly, whether as shareholder, partner, joint


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        venturer, or agent of any person, firm or corporation or other entity or otherwise, engage in any or all of the following activities:

                (a) Enter into or engage in any business which directly or indirectly competes with the business of MCI;

                (b) Interfere or attempt to interfere with the business, goodwill, trade, customers or employees of MCI or with any one dealing with MCI in the operation of MCI's business;

                (c) Solicit dealers or lending institutions' business, patronage, or perform any services for, any business which directly or indirectly competes with the business carried on by MCI as it is conducted on the Closing Date;

                (d) Promote or assist, financially or otherwise, any person, firm, association or corporation engaged in any business which directly or indirectly competes with the business carried on by MCI.

                (ii) During the Restricted Period, the Executive shall not, directly or indirectly, knowingly solicit or encourage to leave the employment of Company or MCI, any employee of MCI or hire any employee who has left the employment of MCI after the date of this Agreement within one year of the termination of such employee's employment with MCI or such shorter period as shall be agreed by MCI in writing.

        (b) If the Executive violates this restrictive covenant and MCI brings legal action for injunctive or other relief, MCI shall not as a result of the time involved in obtaining the relief be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant shall be deemed to have the duration specified herein, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by Executive.

        If any court shall determine that the duration or geographical limit of any restriction contained in this paragraph is unenforceable, it is the intention of the parties that the restrictive covenant set forth herein shall not thereby be permitted to be terminated but shall be deemed amended to the extent required to render it valid and enforceable. Such amendment shall apply only with respect to the operation of this paragraph and the jurisdiction of the court that has made the adjudication.

        (c) If any court determines that any provision of this Section, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Section shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

        (d) If any court determines that any of the provisions of this Section, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby,


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such court shall have the power to reduce the duration or area of such provisions and, in its reduced form, such provision shall then be enforceable and shall be enforced.

        8. DISCLOSURE OF INFORMATION. The Executive acknowledges that in and as a result of his employment hereunder, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters as MCI's and its affiliated companies' trade secrets, Systems, procedures, manuals, confidential reports, and lists of customers. As a material inducement to MCI to enter into this Agreement and for MCI to pay Executive compensation stated in Section 3, as well as any additional benefits provided for herein, Executive covenants and agrees that he shall not at any time during or following the term of his employment, directly or indirectly divulge or disclose for any purpose whatsoever any confidential information that has been obtained by or disclosed to him as the result of employment by MCI heretofore or hereafter, except that there shall be no breach of this Section so long as Executive is acting in good faith and there is no material harm to MCI; provided, however, that this duty of confidentiality shall not apply to information which is on the date hereof generally known to the public or which is subsequently made public by an individual authorized to do so.

        9. SURRENDER OF BOOKS AND RECORDS. Executive acknowledges that all files, books, records, literature, products, and other materials owned by MCI or its affiliates or used by it in connection with the conduct of its business shall at all times remain the property of MCI and that upon termination of the employment hereunder, irrespective of the time, manner, or cause of said termination, Executive will surrender to MCI all such files, books, records, literature, products, and other materials, other than such personal effects not related to the operation of the business.

        10. NO ASSIGNMENTS.

        (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

        (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        11. REMEDIES. It is recognized by Executive that a special and confidential relationship exists between MCI and Executive because of his knowledge, expertise and judgment and the dependence of MCI upon his knowledge, expertise and judgment. Executive agrees that the remedy at law for any breach of threatened breach of the covenants set forth in paragraphs 7, 8 and 9 hereof will be inadequate and that any breach or attempted breach of such covenants would cause such immediate and permanent damage as would be irreparable and the exact amount of which would be impossible to ascertain. Executive further agrees that in the event of any such breach or threatened breach of such covenants by Executive, in addition to any and all other legal and equitable remedies available, MCI may have any of such actions enjoined by


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any court authorized by law to take such action. Executive acknowledges and agrees that the limitations contained in paragraphs 7, 8 and 9 hereof are reasonable and properly required for the adequate protection of MCI.

        12. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to MCI at its home office, to the attention of the Board of Directors with a copy to the secretary of MCI, or, if to the Executive, to such home or other address as the Executive has most recently provided, in writing to MCI.

        13. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

        14. HEADINGS. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

        15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity and unenforceability of any provisions shall not affect the validity or enforceability of the other provisions hereof.

        16. GOVERNING LAW. This Agreement shall be governed by and is to be construed and enforced in accordance with the laws of the State of Ohio.

        17. ARBITRATION. Any dispute or controversy arising hereunder or in connection with this Agreement shall be finally and conclusively determined by the decision of a board of arbitration consisting of three members (hereinafter sometimes called the "Board of Arbitration") collected as hereinafter provided. Both MCI and Executive shall select one member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach an agreement on a third member within 20 days after their selection, the third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by MCI. The Board of Arbitration shall meet in Wooster, Ohio, or in such other place as the majority of the members of the Board of Arbitration determines more appropriate and shall reach and render a decision in writing (concurred in by a majority by the members of the Board of Arbitration) with respect to the resolution of the dispute or controversy. In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures, except with regard to discovery matters, as a majority of the members of the Board of Arbitration deem necessary or appropriate. Arbitration discovery shall be that discovery allowed by Ohio Rules of Civil Procedure (Rule 5) as amended and modified by the parties herein permitting discovery by deposition, interrogatories, requests for admission, and production of documents, which Rules are incorporated by reference herein, but shall be modified in their application as follows: (i) depositions shall be limited to: the adversary (or in case of a corporation or other entity to two agents thereof who may be required to be identified as


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competent for the discovery purpose); other third party witnesses whose discovery may lead to relevant evidence for the preparation of the arbitration; other third party witnesses whose testimony reasonably needs to be perpetuated, including witnesses who by affidavit, state that they cannot be available for the hearing. Depositions of third party witnesses shall be limited to three;
(ii) request for production of documents shall be limited to one set of relevant and reasonable requests and to such supplemental requests as may be reasonably required from information produced; (iii) each side shall be permitted one set of interrogatories and request for admissions, each consisting of no more than thirty (30) items including sub-parts; (iv) the limitations contained herein on the number of depositions, requests for production of documents, interrogatories and requests for admissions may be modified by a majority of the members of the Board of Arbitration upon motion of a party; (v) all discovery disputes shall be resolved by the Arbitrator whose decision shall be final, except as below provided, in any post-award proceeding under O.R.C. Chapter 2711, the court may consider as an additional ground for vacating or modifying the award an Arbitration Discovery decision involving a gross abuse of discretion, the arbitrator and/or the court shall also be empowered to impose costs, expenses (excluding attorney's fees) and sanctions as provided in the Rules of Civil Procedure against any party for failure to comply with the Arbitration Discovery, and to base such imposition on the same criteria used by the courts in similar circumstances. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than 30 calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision made by the Board of Arbitration (either prior to or after the expiration of such 30 calendar day period) shall be final, binding and conclusive on MCI and Executive and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The party against whom any decision is rendered by the Board of Arbitration shall pay (i) its own expenses in relation to any arbitration, including but not limited to such party's attorneys' fees, (ii) the expenses and fees of the Board of Arbitration, and (iii) all expenses, including but not limited to attorneys' fees, of the prevailing party to any such arbitration. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall restrict or prohibit any party to any arbitration under this Section from obtaining injunctive relief in connection with any claim hereunder.

        18. DEFINITIONS.

        (a) The term "Date of Termination" means the earlier of (1) the date upon which MCI gives notice to the Executive of the termination of his employment with MCI or (2) the date upon which the Executive ceases to serve as an employee of MCI.

        (b) The term "Involuntary Termination" means the termination of the employment of Executive without his express written consent, and shall include a material diminution of or interference with the Executive's duties, responsibilities and benefits as President of MCI, including (without limitation) any of the following actions unless consented to in writing by the Executive; (1) a change in the principal workplace of the Executive to a location outside of a 60 mile radius from MCI's headquarters office as of the date hereof; (2) a material demotion of the Executive; (3) a material reduction in the number or seniority of other MCI personnel reporting


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to the Executive or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Executive, other than as part of an MCI-wide reduction in staff; (4) a material adverse change in the Executive's salary, perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of MCI or the Company; and (5) a material permanent increase in the required hours of work or the workload of the Executive. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension.

        (c) The terms "Termination for Cause" and "Terminated for Cause" mean termination of the employment of the Executive because of the Executive's personal dishonesty, willful misconduct, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), incompetence, or material breach of any provision of this Agreement. No act, or failure to act, on the Executive's part shall be considered "willful" unless the Executive has acted (or failed to act) with an absence of good faith and without reasonable belief that the Executive's action or failure to act was in the best interest of MCI.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

        THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                   MOBILE CONSULTANTS, INC.


                                   By /s/ Ronald A. James, Jr.
                                      ------------------------------

                                   /s/ Ronald A. James, Jr.
                                   ---------------------------------
                                   Ronald A. James, Jr.





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